Exhibit 99. 3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33 10786 “Amendments to Financial Disclosures about Acquired and Disposed Business” as adopted by the SEC on May 20, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023, gives effect to the merger as if the transaction had been completed on March 31, 2023, and combines the unaudited consolidated balance sheet of Adaptimmune as of March 31, 2023, with TCR2’s unaudited consolidated balance sheet as of March 31, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023, gives effect to the merger as if it had occurred on January 1, 2022, the first day of Adaptimmune’s fiscal year 2022, and combines the historical results of Adaptimmune and TCR2. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 combines the audited consolidated statement of operations and comprehensive loss of Adaptimmune with TCR2’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2022 and the unaudited consolidated statement of operations and comprehensive loss of Adaptimmune with TCR2’s unaudited consolidated statement of operations and comprehensive loss for the three months ended March 31, 2023.

The historical financial statements of Adaptimmune and TCR2 as of March 31, 2023 and for the year ended December 31, 2022, and for the three months ended March 31, 2023 have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the transaction accounting adjustments which are necessary to account for the merger in accordance with GAAP. This unaudited pro forma condensed combined financial information does not include any adjustments not otherwise described herein. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial information;
●	The separate audited consolidated financial statements of Adaptimmune as of and for the year ended December 31, 2022, and the related notes, in Adaptimmune’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2022;
●	The separate unaudited condensed consolidated financial statements of Adaptimmune as of and for the three months ended March 31, 2023 and the related notes, included in Adaptimmune’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;
●	The separate audited consolidated financial statements of TCR[2] as of and for the year ended December 31, 2022, and the related notes, in TCR[2]’s Annual Report on Form 10-K, disclosed under “Item 8. Financial Statements” beginning on page 108, incorporated by reference in this Form 8-K; and
●	The separate unaudited consolidated financial statements of TCR[2] as of and for the three months ended March 31, 2023 and the related notes, included in TCR[2] ‘s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, disclosed under “Item 1. Financial Statements” beginning on page 6, incorporated by reference in this Form 8-K.

Description of the Merger

On March 5, 2023, Adaptimmune, Merger Sub, and TCR2 entered into the Merger Agreement. The completion of the merger as contemplated by the Merger Agreement was reported on June 1, 2023 (“Effective Time”). As at the Effective Time, each share of TCR2 Common Stock that was issued and outstanding immediately prior to the Effective Time automatically converted into the right to receive the merger consideration. No fractional Adaptimmune ADSs were issued and any such Adaptimmune fractional ADSs were rounded down to the nearest whole Adaptimmune ADS. Therefore, the merger consideration is calculated as the product of the Exchange Ratio and the Adaptimmune ADS trading price at the Effective Time. Further, under the terms of the Merger Agreement:

●	Each TCR[2] option outstanding immediately prior to the Effective Time of the merger, whether vested or unvested, was automatically assumed and substituted for an Adjusted Option. The number of Adaptimmune ADSs or Adaptimmune ordinary shares subject to the Adjusted Option was equal to the product of (i) the total number of shares of TCR[2] Common Stock subject to such TCR[2] option immediately prior to the Effective Time multiplied by (ii) the Ordinary Share Exchange Ratio, or the Exchange Ratio in the case of Adaptimmune ADSs, with any fractional Adaptimmune ordinary shares or Adaptimmune ADSs rounded down to the nearest whole Adaptimmune ordinary shares or Adaptimmune ADSs, as applicable.
●	Each vested TCR[2] restricted stock unit outstanding immediately prior to the Effective Time, was assumed and substituted into a right to receive the merger consideration.
●	Each unvested TCR[2] restricted stock unit outstanding immediately prior to the Effective Time was assumed and substituted into an Adjusted RSU Equivalent. The number of shares of TCR[2] Common Stock subject to such unvested TCR[2] restricted stock unit immediately prior to the Effective Time were converted into an Adjusted RSU Equivalent using the Ordinary Share Exchange Ratio or Exchange Ratio, as applicable, underlying the merger consideration.
●	An Acceleration of vesting upon a trigger under the double-trigger provision was applied for a change in control and termination related to certain unvested TCR[2] restricted stock units and TCR[2] options, granted and outstanding prior to the Effective Time, held by certain executive officers of TCR[2], and certain identified terminating TCR[2] employees, whose awards contained the double-trigger provision.
●	The TCR[2] ESPP terminated immediately prior to the completion of the merger and any TCR[2] ESPP participants in the current offering period have been allowed to purchase TCR[2] Common Stock no later than seven (7) business days prior to the anticipated Effective Time. All shares of TCR[2] Common Stock issued or deemed issuable under the ESPP have received the merger consideration.
●	A TCR[2] warrant holder had the option to, either (a) exercise the TCR[2] warrant to the extent still exercisable or (b) acquire in lieu of shares of TCR[2] Common Stock issuable upon exercise of the TCR[2] warrant, upon the consummation of the merger, the merger consideration the TCR[2] warrant holder would have received had they exercised the TCR[2] warrant in its entirety immediately prior to the merger. The merger consideration received by the TCR[2] warrant holder depends on the number of TCR[2] warrants remaining then-unexercised at the closing of the merger and have been reduced by the aggregate exercise price for the then-unexercised portion of TCR[2] warrants remaining outstanding at such time.

Accounting for the Merger

The merger is expected to be accounted for as a business combination using the acquisition method with Adaptimmune as the accounting acquirer in accordance with ASC 805. Under this method of accounting, the merger consideration will be allocated to TCR2’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the merger, which is expected to close in the second quarter of 2023. The process of valuing the net assets of TCR2 immediately prior to the merger, as well as evaluating accounting policies for conformity, is provisional.

In addition, the acquisition method of accounting requires the acquirer to recognize the consideration transferred at fair value. Because this is an all-stock transaction, the fair value of the merger consideration fluctuates with changes in the market price of Adaptimmune ADSs. That consideration is fixed on the date of completion of the merger. Any differences between the estimated fair value of the merger consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Alternatively, any excess of the estimated fair value of such assets and liabilities over the merger consideration would be recorded as bargain purchase gain. Accordingly, the merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are provisional and subject to revision based on a final determination of fair value. Refer to Note 1, “Basis of Presentation” for more information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations actually realized as of merger completion as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the provisional information available and management’s provisional valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and the provisional value of the consideration transferred. The actual accounting may vary based on final analyses of the valuation of assets acquired and liabilities assumed, particularly in regard to definite-lived tangible and intangible assets, which could be material. Adaptimmune will finalize the accounting for the merger as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the closing of the merger.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger, any termination, restructuring or other costs to integrate the operations of Adaptimmune and TCR2 or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS AT MARCH 31, 2023

(In thousands)

						Purchase Price
	Historical	Historical		TCR2 reclassification		Accounting Adjustment		Pro forma
	Adaptimmune	TCR2		items (Note 2)		(Note 3)		Combined

Assets
Current assets
Cash and cash equivalents	$119,866	$14,446	$			$151	A	$134,463
Marketable securities - available-for-sale debt securities	45,688	—		95,864	A	—		141,552
Investments	—	95,864		(95,864)	A	—		—
Accounts receivable, net of allowance for doubtful accounts	1,715	—		—		—		1,715
Other current assets and prepaid expenses	46,479	—		8,821	B	—		55,300
Prepaid expenses and other current assets	—	8,821		(8,821)	B	—		—
Assets held for sale	—	21,360		—		—		21,360
Total current assets	213,748	140,491		—		151		354,390

Restricted cash	1,578	1,152		—		—		2,730
Operating lease right-of-use assets, net of accumulated amortization	17,947	—		5,811	C	186	G	23,944
Right-of-use assets, operating leases	—	5,811		(5,811)	C	—		—
Property, plant and equipment, net of accumulated depreciation	54,365	—		3,342	D	—		57,707
Property and equipment, net	—	3,342		(3,342)	D	—		—
Intangible assets, net of accumulated amortization	443	—		—		—		443
Other assets, non-current	—	717		—		—		717
Total assets	$288,081	$151,513		$—		$337		$439,931

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,187	$6,320		$—		$—		$11,507
Operating lease liabilities, current	2,842	—		3,268	E	(860)	H	5,250
Operating lease liabilities	—	3,268		(3,268)	E	—		—
Accrued expenses and other current liabilities	33,210	9,217		—		8,112	B	50,539
Restructuring provision	88	—		—		—		88
Deferred revenue, current	22,304	—		—		—		22,304
Operating lease liabilities related to assets held for sale, non-current	—	28,668		—		—		28,668
Total current liabilities	63,631	47,473		—		7,252		118,356

Operating lease liabilities, non-current	19,991	2,710		—		—		22,701
Deferred revenue, non-current	119,251	—		—		—		119,251
Other liabilities, non-current	1,332	—		—		—		1,332
Total liabilities	204,205	50,183		—		7,252		261,640

Stockholders’ equity
Common stock - Ordinary shares par value £0.001	1,407	4	—	441	C	1,852
Additional paid in capital	992,520	643,257	—	(582,177)	D	1,054,793
Accumulated other comprehensive loss	(1,785)	(188)	—	188	E	(1,785)
Accumulated deficit	(908,266)	(541,743)	—	574,633	F	(876,569)
Total stockholders' equity	83,876	101,330	—	(6,915)		178,291

Total liabilities and stockholders’ equity	$288,081	$151,513	$—	$337		$439,931

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except share data)

					Purchase Price
	Historical	Historical	Reclassification		Accounting Adjustment		Pro forma
	Adaptimmune	TCR2	items (Note 2)		(Note 3)		Combined

Development revenue	$27,148	$—	$—		$—		$27,148
Revenue	27,148	—	—		—		27,148
Operating expenses
Research and development	(127,726)	(98,643)	—		3,831	A	(222,538)
General and administrative	(63,387)	(24,439)	2,285	H	(2,485)	B	(88,026)
Impairment and restructuring charges	—	(30,417)	(2,285)	H	—		(32,702)
Total operating expenses	(191,113)	(153,499)	—		1,346		(343,266)
Operating loss	(163,965)	(153,499)	—		1,346		(316,118)
Interest income	1,542	—	1,938	F	—		3,480
Interest income, net	—	1,938	(1,938)	F	—		—
Other (expense) income, net	(536)	—	—		—		(536)
Gain on bargain purchase	—	—	—		41,007	C	41,007
Loss before income tax expense	(162,959)	(151,561)	—		42,353		(272,167)
Income tax expense	(2,497)	(261)	—		—	D	(2,758)
Net loss attributable to ordinary shareholders	$(165,456)	$(151,822)	$—		$42,353		$(274,925)

Net loss per ordinary share
Basic and diluted	$(0.17)						$(0.21)

Weighted average shares outstanding:
Basic and diluted	967,242,403				357,842,172	E	1,325,084,575

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THREE MONTHS PERIOD ENDED MARCH 31, 2023

(In thousands, except share data)

					Purchase Price
	Historical	Historical	Reclassification		Accounting Adjustment		Pro forma
	Adaptimmune	TCR2	items (Note 2)		(Note 3)		Combined

Development revenue	$47,601	$—	$—		$—		$47,601
Revenue	47,601	—	—		—		47,601
Operating expenses
Research and development	(25,548)	(29,265)	—		85	A	(54,728)
General and administrative	(20,397)	(8,201)	1,703	I	352	B	(26,543)
Impairment and restructuring charges	—	(4,041)	(1,703)	I	—		(5,744)
Total operating expenses	(45,945)	(41,507)	—		437		(87,015)
Operating loss	1,656	(41,507)	—		437		(39,414)
Interest income	676	—	1,111	G	—		1,787
Interest income, net	—	1,111	(1,111)	G	—		—
Other (expense) income, net	(671)	—	—		—		(671)
Gain on bargain purchase	—	—	—		—	C	—
Loss before income tax expense	1,661	(40,396)	—		437		(38,298)
Income tax expense	(625)	(3)	—		—	D	(628)
Net loss attributable to ordinary shareholders	$1,036	$(40,399)	$—		$437		$(38,926)

Net loss per ordinary share
Basic	$0.00						$(0.03)
Diluted	$0.00						$(0.03)

Weighted average shares outstanding:
Basic	991,330,402				357,842,172	E	1,349,172,574
Diluted	1,000,276,615				357,842,172		1,358,118,787

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

Both Adaptimmune’s and TCR2’s historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars. Certain reclassifications were made to align captions in TCR2’s financial statement presentation with that of Adaptimmune. Adaptimmune is currently evaluating TCR2’s accounting policies but note there are no provisional accounting policy differences requiring adjustment in this unaudited pro forma condensed combined financial information. However, additional differences may be identified between the accounting policies of the two companies as Adaptimmune finalizes its review.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Adaptimmune identified as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”) and based on the historical consolidated financial statements of Adaptimmune and TCR2. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value with certain limited exceptions, while transaction costs associated with a business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill, whereas the excess of the estimated fair value of assets acquired and liabilities assumed over the purchase consideration is recognized as a bargain purchase gain.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the unaudited pro forma condensed combined statement of operations for three months ended March 31, 2023 gives effect to the merger as if it occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the merger and integration costs that may be incurred. The pro forma adjustments represent Adaptimmune’s best estimates and are based upon currently available information and certain assumptions that Adaptimmune believes are reasonable under the circumstances. Adaptimmune is not aware of any material transactions between Adaptimmune and TCR2 during the periods presented. Accordingly, adjustments to eliminate transactions between Adaptimmune and TCR2 have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2. Reclassifications Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, Adaptimmune management performed a preliminary analysis of TCR2’s financial information to identify differences in accounting policies and financial statement presentation as compared to Adaptimmune. The pro forma adjustments include certain reclassification adjustments to conform TCR2’s historical financial statement presentation to Adaptimmune’s financial statement presentation. Following the merger, the combined company will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

The following is a summary of the reclassification adjustments made to present TCR2’s historical balance sheet as at March 31, 2023 and historical statement of operations for the year ended December 31, 2022 and for the three months ended March 31, 2023 to conform with that of Adaptimmune’s:

A.	Reclassification of $95.9 million of Investments to Marketable securities — available-for-sale debt securities.
B.	Reclassification of $8.8 million of Prepaid expenses and other current assets to Other current assets and prepaid expenses.
C.	Reclassification of $5.8 million of Right-of-use assets, operating leases to Operating lease right-of- use assets.

D.	Reclassification of $3.3 million of Property and equipment, net to Property, plant and equipment, net of accumulated depreciation.
E.	Reclassification of $3.3 million of Operating lease liabilities to Operating lease liabilities, current.
F.	Reclassification of $1.9 million of Interest income, net to Interest income.
G.	Reclassification of $1.1 million of Interest income, net to Interest income.

In addition to the above, a reclassification adjustment to Impairment and restructuring charges was made to Adaptimmune’s historical statement of operations for the year ended December 31, 2022 and for the three months ended March 31, 2023 as the amounts for the combined company are material:

H.	Reclassification of $2.3 million of General and administrative to Impairment and restructuring charges.
I.	Reclassification of $1.7 million of General and administrative to Impairment and restructuring charges.

Note 3 — Estimated Consideration and Provisional Merger Consideration Allocation

Provisional merger consideration

Estimated total merger consideration of approximately $60.8 million is based on the closing price of Adaptimmune ADSs of $1.02 on May 31, 2023. The value of merger consideration will change based on fluctuations in the market price of Adaptimmune ADSs and the number of shares of TCR2 Common Stock outstanding on the closing date. The following table summarizes the components of the estimated total merger consideration (in thousands, except for share, per-share information and the exchange ratio):

TCR2 Common Stock outstanding as of March 31, 2023	39,244,199
Estimated TCR2 Common Stock underlying ESPP (i)	4,637
Estimated TCR2 Common Stock underlying TCR2 warrants (ii)	203,676
Estimated total TCR2 Common Stock	39,452,512
Exchange ratio	1.5117
Estimated equivalent Adaptimmune ADS to be issued	59,640,362
Closing price of Adaptimmune ADS on 31 May 2023	$1.02
Estimated Merger Consideration	$60,833
Estimated fair value of Adaptimmune Stock Options attributable to pre-combination service (iii)	$435
Estimated fair value of Adaptimmune RSUs attributable to pre-combination service (iv)	$257
Provisional estimated purchase consideration	$61,525

i.	TCR[2]’s ESPP terminated as of the Effective Time and all shares of TCR[2] Common Stock deemed issuable under the ESPP received merger consideration.

ii.	A TCR[2] warrant holder had the option to, either (a) exercise the TCR[2] warrant to the extent still exercisable or (b) acquire in lieu of shares of TCR[2] Common Stock issuable upon exercise of the TCR[2] warrant, upon the consummation of the merger, the merger consideration the TCR[2] warrant holder would have received had they exercised the TCR[2] warrant in its entirety immediately prior to the merger. The merger consideration received by the TCR[2] warrant holder depends on the number of TCR[2] warrants remaining then-unexercised at the closing of the merger and have been reduced by the aggregate exercise price for the then-unexercised portion of TCR[2] warrants remaining outstanding at such time. For the purpose of the pro forma condensed combined financial information, it has been assumed that TCR[2] warrant holders exercised the TCR[2] warrants for shares of TCR[2] Common Stock prior to the closing of the merger.

iii.	Rather than providing the merger consideration, Adaptimmune replaced all vested and unvested TCR[2]

options with Adjusted Options. The Adjusted Options have similar vesting terms as the original TCR[2] options, with the exception of certain Adjusted Options that vest on an accelerated basis as described in the following paragraph. Adaptimmune has preliminarily determined that there is no incremental fair value being provided to the holders of Adjusted Options. Accordingly, Adaptimmune will account for the portion of the estimated fair value of Adaptimmune’s Adjusted Options attributable to the pre combination service period as a component of estimated merger consideration, with the remainder of the estimated fair value recognized in Adaptimmune’s unaudited pro forma condensed combined financial information as stock-based compensation expense over the remaining vesting term in the period subsequent to the merger, with the exception of certain replacement Adjusted Options that vest on an accelerated basis explained in the following paragraph.

Certain TCR2 executive officers and employees were granted modifications to their TCR2 stock options which accelerated a portion of the vesting upon a double-trigger provision for a change in control and termination. Accordingly, the stock compensation expense relating to post combination service not required upon an accelerated vesting of the replacement Adjusted Options will not be recognized as a component of merger consideration and instead recorded as a one-time stock-based compensation expense in Adaptimmune’s unaudited pro forma condensed combined financial information.

iv.	Rather than providing the merger consideration, Adaptimmune replaced all other unvested TCR[2] restricted stock units with Adjusted RSU Equivalents. The replacement Adjusted RSU Equivalents have similar vesting terms as the original unvested TCR[2] restricted stock units, with the exception of certain Adjusted RSU Equivalents that vest on an accelerated basis as described in the following paragraph. Adaptimmune has preliminarily determined that there is no incremental fair value being provided to the holders of replacement Adjusted RSU Equivalents. For the purposes of the pro forma condensed combined financial information, Adaptimmune management has assumed that the Adjusted RSU Equivalents will be in the form of restricted stock unit-style options, consistent with Adaptimmune’s pre- existing restricted stock-unit style option scheme. Accordingly, Adaptimmune will account for the portion of the estimated fair value of Adaptimmune’s Adjusted RSU Equivalents attributable to the pre-combination service period as a component of the estimated merger consideration, with the remainder of the estimated fair value recognized in Adaptimmune’s unaudited pro forma condensed combined financial information as stock-based compensation expense over the remaining vesting term in the period subsequent to the merger, with the exception of certain replacement Adjusted RSU Equivalents that vest on an accelerated basis explained in the following paragraph.

Certain TCR2 executive officers and employees were granted modifications to their TCR2 restricted stock units which accelerated a portion of the vesting upon a double-trigger provision for a change in control and termination. Accordingly, the stock compensation expense relating to post combination service not required upon an accelerated vesting of the replacement Adjusted RSU Equivalents will not be recognized as a component of merger consideration and instead recorded as a one-time stock-based compensation expense in Adaptimmune’s unaudited pro forma condensed combined financial information.

Because the estimated merger consideration is dependent on the market price of Adaptimmune ADSs, the provisional estimated merger consideration could fluctuate significantly based on changes in the market price of Adaptimmune ADSs up to the closing date. A sensitivity analysis related to the fluctuation in the market price of Adaptimmune ADSs was performed to assess the impact a hypothetical change of 15% on the closing price of Adaptimmune ADSs on May 31, 2023 would have on the estimated merger consideration as of the closing date.

	Stock price	Total Estimated Consideration
		$$000s
15% increase	1.17	70,650
15% decrease	0.87	52,400

Provisional merger consideration allocation

The assumed accounting for the merger, including the provisional merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The provisional allocation of the merger consideration to the acquired assets and assumed liabilities was based upon the provisional estimate of fair values. For the final estimate of fair values of assets acquired and liabilities assumed of TCR2, Adaptimmune is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the merger. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Adaptimmune believes are reasonable under the circumstances. The unaudited pro forma adjustments relating to the Adaptimmune and TCR2 combined financial information are provisional and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the provisional merger consideration allocation, as if the merger had been completed on March 31, 2023:

Net assets acquired and liabilities assumed:
Cash and cash equivalents	14,597
Investments	95,864
Prepaid expenses and other current assets	8,821
Assets held for sale	21,360
Restricted cash	1,152
Right-of-use assets, operating leases	5,997
Property and equipment	3,342
Other assets, non-current	717
Accounts Payable	(6,320)
Accrued expenses and other current liabilities	(9,212)
Operating lease liabilities	(2,408)
Operating lease liabilities, non-current	(2,710)
Operating lease liabilities related to assets held for sale, non current	(28,668)
Provisional fair value of identifiable net assets	102,532

Gain on bargain purchase (i)	(41,007)
Estimated provisional purchase consideration	$61,525

i.	Gain on bargain purchase represents the excess of the fair value of the underlying net assets acquired and liabilities assumed over the merger consideration. This determination of bargain purchase gain is provisional and is subject to change as additional analyses and evaluation is performed. The determination of the purchase price allocation upon the closing of the merger will depend on a number of factors, which cannot be predicted with any certainty at this time. The final quantification of merger consideration and underlying valuations of the net assets may change materially based on the receipt of more detailed information; therefore, the actual allocations will likely differ from the pro forma amounts presented. Additionally, changes to the merger consideration or the fair value of the net assets acquired could result in the recognition of goodwill instead of a bargain purchase gain.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The following are adjustments to the unaudited pro forma condensed combined balance sheet that assume the merger was consummated on March 31, 2023 and are included in the TCR2 Purchase Price Accounting Adjustment column in the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2023:

A.	Reflects the receipt of cash for assumed exercise of all TCR[2] warrants at the exercise price of $0.74 for issuance of TCR[2] Common Stock prior to the closing of the merger (see “Description of the Merger” and note 3, “Estimated Consideration and Provisional Merger Consideration Allocation” for further detail regarding the impact of the merger on TCR[2] warrants).

B.	Reflects the provisional adjustments to accrued expenses and other current liabilities for the following:

Pro forma transaction accounting adjustments:
Record estimated and incurred transaction costs (i)	$8,117
Remove liability related to TCR2 ESPP (ii)	(5)
Net pro forma transaction accounting adjustment to accrued expenses and other current liabilities	$8,112

i.	Record transaction costs of $3.1 million incurred since March 31, 2023 or expected to be incurred by Adaptimmune, as well as $5.0 million incurred since March 31, 2023 or expected to be incurred by TCR[2] in connection with the merger. As of March 31, 2023, Adaptimmune had accrued for $4.1 million and TCR[2] had accrued for $2.6 million of transaction costs incurred in connection with the merger in their respective historical financial information.
ii.	Eliminate the liability related to TCR[2]’s ESPP in connection with the payment of the provisional merger consideration (see “Description of the Merger” and note 3, “Estimated Consideration and Provisional Merger Consideration Allocation” for further detail regarding the impact of the merger on the ESPP).

C.	Reflects the provisional adjustments to eliminate historical TCR[2] Common Stock and record the par value of the estimated Adaptimmune ADSs issued as merger consideration to acquire TCR[2]. See “Provisional merger consideration” for further detail.

Pro forma transaction accounting adjustments:
Record par value of shares underlying TCR2 warrants issued upon exercise of TCR2 warrants	$0
Eliminate TCR2’s historical Common Stock including the par value of shares underlying TCR2 warrants issued upon their exercise above	(4)
Record par value of estimated shares of Adaptimmune ordinary shares issued to acquire TCR2	445
Net pro forma transaction accounting adjustment to Common stock	$441

D.	Reflects the provisional adjustments to additional paid-in capital for the following:

Pro forma transaction accounting adjustments:
Record estimated consideration in excess of the par value of TCR2 Common Stock issued upon exercise of TCR2 warrants (i)	$151
Eliminate TCR2’s historical additional paid-in capital including the excess over par value of TCR2 common stock issued upon exercise of TCR2 warrants above (ii)	(643,408)
Record estimated purchase consideration in excess of the par value of Adaptimmune ordinary shares issued to acquire TCR2 (iii)	61,080
Net pro forma transaction accounting adjustment to additional paid-in capital	$(582,177)

i.	Record the estimated merger consideration in excess of the par value of TCR[2] Common Stock issued upon exercise of TCR[2] warrants (see “Description of the Merger” and note 3, “Estimated Consideration and Provisional Merger Consideration Allocation” for further detail regarding the impact of the merger on TCR[2] warrants).
ii.	Eliminate TCR[2]’s historical additional paid-in capital including the excess over par value of TCR[2] Common Stock issued upon exercise of TCR[2] warrants.
iii.	Record the estimated merger consideration in excess of the par value of Adaptimmune ordinary shares issued to acquire TCR[2].
E.	Reflects the provisional adjustments to eliminate TCR[2]’s accumulated other comprehensive loss.
F.	Reflects the provisional adjustments to accumulated deficit for the following:

Pro forma transaction accounting adjustments:
Eliminate TCR2’s accumulated deficit (i)	$541,743
Record estimated and incurred transaction costs (ii)	(8,117)
Record gain on bargain purchase (iii)	41,007
Net pro forma transaction accounting adjustment to accumulated deficit	$574,633

i.	Eliminate TCR[2]’s historical accumulated deficit.
ii.	Record transaction costs that were both incurred and are estimated to be incurred by Adaptimmune and TCR[2] in connection with the transaction since March 31, 2023. See adjustment B above for further detail.
iii.	Represents an estimated gain of $41.0 million as a result of non-recurring gain on bargain purchase arising in the merger. See “Provisional Merger Consideration Allocation” for further detail.
G.	Reflects the provisional adjustments for operating lease right-of-use assets to their estimated fair values, as follows:

Pro forma transaction accounting adjustments:
Eliminate TCR[2]’s historical operating right of use assets	$(5,811)
Estimated fair value of TCR[2]'s operating right of use assets	5,997
Net pro forma transaction accounting adjustment to operating right of use assets	$186

H.	Reflects the provisional adjustments for operating lease liabilities, as follows:

Pro forma transaction accounting adjustments:
Eliminate TCR[2]'s historical lease liabilities	$(3,268)
Estimated fair value of TCR[2]'s operating lease liabilities	2,408
Net pro forma transaction accounting adjustment to operating lease liabilities	$(860)

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The following are adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 are included in the TCR2 Purchase Price Accounting Adjustment column in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023:

A.	Reflects the adjustments to research and development (“R&D”) expense for the following:

	Year ended	Three months ended
	December 31, 2022	March 31, 2023
Pro-forma transaction accounting adjustments:
Eliminate TCR[2]’s historical stock-based compensation expense (i)	$4,715	$194
Record one time stock-based compensation expense for TCR[2] RSUs and Stock Options issued under double trigger provisions (ii)	(232)	—
Record stock-based compensation expense for replacement Adaptimmune stock options and RSUs (iii)	(322)	(26)
Record incremental rent expense for TCR[2]'s operating lease (iv)	(331)	(83)
Net pro-forma transaction accounting adjustment to research and development expense	$3,831	$85

i.	Reflects the elimination of TCR[2]’s historical stock-based compensation expense.
ii.	Record provisional one-time stock-based compensation expense for certain TCR[2] replacement Adjusted RSU Equivalents’ and replacement Adjusted Options’ accelerated vesting to certain TCR[2] executive officers under the double trigger provisions. Certain TCR[2] executive officers and employees were granted modifications to their restricted stock units and stock options which accelerated a portion of the vesting of their replacement Adjusted RSU Equivalents and replacement Adjusted Options upon a double-trigger provision for a change in control and termination that requires Adaptimmune to record a one-time stock compensation expense for the value attributable to the post combination service that will not be required upon an accelerated vesting being triggered.
iii.	Record provisional stock-based compensation expense for replacement Adjusted Options and Adjusted RSU Equivalents that relates to the post combination service not subject to accelerations noted in (ii) above. These amounts reflect the alignment of expense recognition approach to Adaptimmune’s accounting policy for stock-based compensation, specifically in respect of awards with graded-vesting schedules being recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award.
iv.	Record estimated net incremental lease expense for TCR[2]’s operating leases as a result of remeasurement of the right of use assets for favorable and unfavorable terms compared to market terms.

B.	Reflects the adjustments to general and administrative expense for the following:

	Year ended	Three months ended
	December 31, 2022	March 31, 2023
Pro-forma transaction accounting adjustments:
Eliminate TCR[2]’s historical stock compensation expense (i)	$6,665	$385
Record stock-based compensation expense for TCR[2] RSUs and Stock Options issued under double trigger provisions (ii)	(736)	—
Record estimated and incurred transaction costs (iii)	(8,117)	—
Record stock-based compensation expense for replacement Adaptimmune stock options and RSUs (iv)	(214)	(13)
Record incremental rent expense for TCR[2]'s operating lease (v)	(83)	(21)
Net pro-forma transaction accounting adjustment to general and administrative expense	$(2,485)	$352

i.	Reflects the elimination of TCR[2]’s historical stock compensation expense.
ii.	Record provisional one time stock-based compensation expense for certain replacement Adjusted RSU Equivalents and replacement Adjusted Options accelerated vesting to certain TCR[2] executive officers and employees under the double trigger provisions. Certain TCR[2] executive officers and employees were granted modifications to their restricted stock units and stock options which accelerated a portion of the vesting of their replacement Adjusted RSU Equivalents and replacement Adjusted Options upon a double-trigger provision for a change in control and termination that requires Adaptimmune to record a one-time stock compensation expense for the value attributable to the post combination service that will not be required upon an accelerated vesting being triggered.
iii.	Record transaction costs related to the merger incurred or estimated to be incurred by Adaptimmune and TCR[2] since March 31, 2023 which are nonrecurring and are not anticipated to affect the unaudited pro forma condensed combined statements of operations beyond twelve months after the closing of the merger.
iv.	Record provisional stock-based compensation expense for replacement Adjusted Options and Adjusted RSU Equivalents that relates to the post combination service not subject to accelerations noted in (ii) above. These amounts reflect the alignment of expense recognition approach to Adaptimmune’s accounting policy for stock-based compensation, specifically in respect of awards with graded-vesting schedules being recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award.
v.	Record estimated net incremental lease expense for TCR[2]’s operating leases as a result of remeasurement of the right of use assets for favorable and unfavorable terms compared to market terms.

C.	Reflects the provisional gain on bargain purchase adjustment of $41.0 million as a result of the merger, which represents the excess of the fair value of the assets acquired and liabilities assumed over the provisional merger consideration transferred. Refer to “Provisional Merger Consideration Allocation” above for additional information.
D.	Adaptimmune has considered the impact of the business combination fair value and other pro forma adjustments that impact current and deferred taxes, and due to the significant valuation allowances, no adjustments to current or deferred taxes are needed (but will have certain presentational adjustments in the deferred tax component section of footnotes). As such, post- merger it is expected that there will be a full valuation allowance against deferred tax assets resulting in no overall impact on deferred taxes. The effective tax rate of the combined company could be different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the merger.
E.	The pro forma basic and diluted weighted average shares outstanding of 357,842,172 shares as of March 31, 2023 and December 31, 2022 are a combination of historic basic weighted average shares outstanding of Adaptimmune ordinary shares issued as merger consideration. The potential shares underlying the replacement Adjusted Options and Adjusted RSU Equivalents have been excluded from the pro forma diluted earnings per share calculation as they have an anti-dilutive impact.